As filed with the Securities and Exchange Commission on July 21, 2003

                                                                         Registration No. 333-______

                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                                 ________________________

                                                         FORM S-8
                                                  REGISTRATION STATEMENT
                                                           UNDER
                                                THE SECURITIES ACT OF 1933
                                                 ________________________

                                             MARSH & McLENNAN COMPANIES, INC.
                                (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware                                  36-2668272
                       (State or Other Jurisdiction of                   (I.R.S. Employer
                       Incorporation or Organization)                    Identification No.)

                                              1166 Avenue of the Americas
                                             New York, New York 10036-2774
                                                     (212) 345-5000
                      (Address, Including Zip Code, and Telephone Number, Including Area Code,
                                     of Registrant's Principal Executive Offices)

                                               Marsh & McLennan Companies
                                    Stock Purchase Plan for International Employees
                                                (Full Title of the Plan)

                                                 William L. Rosoff, Esq.
                                            Marsh & McLennan Companies, Inc.
                                              1166 Avenue of the Americas
                                             New York, New York 10036-2774
                                                     (212) 345-5000

                               (Name, Address, Including Zip code, and Telephone Number,
                                       Including Area Code, of Agent for Service)
                                                ________________________

                                            CALCULATION OF REGISTRATION FEE
======================================== ================= =============== =================== ===================
                                                           Proposed
                                                           Maximum         Proposed
                                         Amount            Offering Price  Maximum
Title of Securities                      to be             Per Share(2)    Aggregate           Amount of
to be Registered                         Registered(1)                     Offering Price(2)   Registration Fee
---------------------------------------- ----------------- --------------- ------------------- -------------------
---------------------------------------- ----------------- --------------- ------------------- -------------------
Common Stock, $1.00 par value, of        5,000,000         $52.44          $262,200,000        $21,212
Marsh & McLennan Companies, Inc.,
including the Preferred Stock Purchase
Rights attached thereto(3)
======================================== ================= =============== =================== ===================








(1)      Represents 5,000,000 additional shares of common stock, par value $1.00 per share ("Common Stock") of
         Marsh & McLennan Companies, Inc. (the "Company") reserved for issuance under the Company's Stock
         Purchase Plan for International Employees, as amended (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights attached thereto which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction to be offered or sold pursuant to the Plan.

(2)      Estimated for the sole purpose of computing the registration fee. Calculated pursuant to Rule 457(c)
         based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on July 15, 2003.

(3)      The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common
         Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the
         Company's Amended and Restated Rights Agreement, dated as of January 20, 2000, as amended on June 7,
         2002. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

                                         Registration of Additional Securities
                                         -------------------------------------

         The Company has adopted the Plan and previously registered 500,000 shares of Common Stock to be offered or sold to participants under the Plan pursuant to a Registration Statement on Form S-8 (File No. 33-63389).
Pursuant to Rule 416 of the Securities Act, the number of shares registered under such registration statement increased from 500,000 to 1,000,000, from 1,000,000 to 1,500,000, and from 1,500,000 to 3,000,000 as a result of a two-for-one stock split effected by the Company on June 27, 1997, a three-for-two stock split effected by the Company on June 26, 1998 and a two-for-one stock split effected by the Company on June 28, 2002, respectively. This Registration Statement is being filed pursuant to General Instruction E to Form S-8
(Registration of Additional Securities) in order to register an additional 5,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.

                                                       Part II

Item 3.           Incorporation of Documents by Reference
                  ---------------------------------------

         The contents of the Registration Statement on Form S-8 (File No. 33-63389) with respect to 500,000 shares of Common Stock to be offered or sold under the Plan are incorporated by reference herein, including the following of the Company's filings with the Securities and Exchange Commission under Sections 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:


                                                          1

         o    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         o    The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         o    The Company's Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description;

         o    The Company's Registration Statement on Form 8-A/A Amendment No. 1, dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the Common Stock, as amended by the
              Company's Registration Statement on Form 8-A/A Amendment No. 2, dated June 20, 2002, and any further amendment or reports filed for the purpose of updating such description; and

         o    All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the
              Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel
                  --------------------------------------

         The legality of the shares of the Company's Common Stock offered hereby has been passed upon by
William L. Rosoff, Senior Vice President and General Counsel of the Company. As of July 16, 2003, Mr. Rosoff
held 144,454 shares of Common Stock of the Company (directly or indirectly as restricted stock and restricted stock units) and 460,000 options to purchase shares of Common Stock of the Company.

Item 6.           Indemnification of Directors and Officers
                  -----------------------------------------

                  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being


                                                          2


or having been a director, officer, employee or agent to Marsh & McLennan Companies, Inc. The Delaware General
Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VI, Section 1 of Marsh & McLennan Companies, Inc.'s by-laws provides for indemnification by Marsh &
McLennan Companies, Inc. of its directors, officers and employees to the fullest extent permitted by the Delaware
General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Marsh & McLennan Companies, Inc.'s restated certificate of incorporation provides for such limitation of liability.

         Marsh & McLennan Companies, Inc. maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of Marsh & McLennan
Companies, Inc. Such policies of insurance also provide coverage to Marsh & McLennan Companies, Inc. with respect to payments which may be made by Marsh & McLennan Companies, Inc. to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 9.           Undertakings
                  ------------

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
         (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering


                                                          3


         price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on
Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d)
of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                                          4





                                                     SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Marsh & McLennan Companies,
Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of July, 2003.

                                                     MARSH & McLENNAN COMPANIES, INC.

                                                     By: /s/ Jeffrey W. Greenberg
                                                        -----------------------------
                                                         Jeffrey W. Greenberg
                                                         Chairman of the Board and
                                                         Chief Executive Officer



                                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated this 21st day of July, 2003.


 /s/ Jeffrey W. Greenberg                         Mathis Cabiallavetta*
-------------------------------------------       -------------------------------------------
Jeffrey W. Greenberg                              Mathis Cabiallavetta
Director, Chairman of the Board and Chief         Director
Executive Officer


 /s/ Sandra S. Wijnberg                           Peter Coster*
-------------------------------------------       -------------------------------------------
Sandra S. Wijnberg                                Peter Coster
Senior Vice President and                         Director
Chief Financial Officer


 /s/ Robert J. Rapport                            Charles A. Davis*
-------------------------------------------       -------------------------------------------
Robert J. Rapport                                 Charles A. Davis
Vice President and Controller                     Director
(Chief Accounting Officer)


Lewis W. Bernard *                                Robert F. Erburu*
-------------------------------------------       -------------------------------------------
Lewis W. Bernard                                  Robert F. Erburu
Director                                          Director







Oscar Fanjul*                                     Lawrence J. Lasser*
-------------------------------------------       -------------------------------------------
Oscar Fanjul                                      Lawrence J. Lasser
Director                                          Director


Ray J. Groves*                                    David A. Olsen*
-------------------------------------------       -------------------------------------------
Ray J. Groves                                     David A. Olsen
Director                                          Director


Stephen R. Hardis*                                Morton O. Schapiro*
-------------------------------------------       -------------------------------------------
Stephen R. Hardis                                 Morton O. Schapiro
Director                                          Director


Gwendolyn S. King*                                Adele Simmons*
-------------------------------------------       -------------------------------------------
Gwendolyn S. King                                 Adele Simmons
Director                                          Director


The Rt. Hon. Lord Lang of Monkton, DL*            A.J.C. Smith*
-------------------------------------------       -------------------------------------------
The Rt. Hon. Lord Lang of Monkton, DL             A.J.C. Smith
Director                                          Director



_____________________
         * William L. Rosoff, pursuant to Powers of Attorney executed by each of the individuals whose name is followed by an (*) and filed herewith, by signing his name hereto does hereby sign and execute this Form
S-8 of Marsh & McLennan Companies, Inc. on behalf of such individual in the capacities in which the names of each appear above.


                                                            /s/ William L. Rosoff
                                                           ---------------------------------------------------
                                                             William L. Rosoff







                                                   EXHIBIT INDEX


Exhibit
Number                   Description of Exhibit
------                   ----------------------


5                        Opinion of William L. Rosoff, Esq. regarding the legality of the Common Stock being registered.

23.1                     Consent of William L. Rosoff, Esq. (included in Exhibit 5)

23.2                     Consent of Deloitte & Touche LLP

24                       Powers of Attorney (incorporated by reference to the Company's Annual Report on
                         Form 10-K for the year ended December 31, 2002)


